EXHIBIT 10.15

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 21st day of July, 2003 by and between WXI/SAN REALTY, L.L.C., a Delaware limited liability company (“Landlord”), and PLUMTREE SOFTWARE INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. BPG Sansome, L.L.C., a Delaware limited liability company (“Original Landlord”) and Tenant entered into that certain Office Lease dated as of April 7, 1999 (the “Original Lease“) as amended by that certain First Amendment to Lease dated as of May 31, 2000 by and between Landlord and Tenant (“First Amendment”), that certain Second Amendment to Lease dated September 20, 2000 by and between Landlord and Tenant (“Second Amendment”), that certain Third Amendment to Lease dated November 22, 2000 by and between Landlord and Tenant (“Third Amendment”), and that certain Fourth Amendment to Lease dated July 31, 2002 by and between Landlord and Tenant (“Fourth Amendment”), whereby Tenant leased certain office space in the building located at 500 Sansome Street, San Francisco, California. The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is referred to herein as the “Lease.” Landlord is successor-in-interest to Original Landlord.

B. By this Amendment, Landlord and Tenant desire to extend the Third Expansion Space Term of the Lease and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T :

1. The Premises. Landlord currently leases to Tenant the Premises, which the parties agree contain 42,826 rentable square feet located within Suites 100, 101, 102, 200, 310, M-4 and M-100 located on the first (1st), second (2nd), third (3rd) and mezzanine floors of the Building.

2. Extended Third Expansion Space Term. The Third Expansion Space Term (as defined in the Fourth Amendment) shall be extended such that the Lease shall terminate, as to Suite 205 only, on August 31, 2004 (“New Termination Date”). The period from September 1, 2003 through the New Termination Date is referred to herein as the “Extended Third Expansion Space Term.” Tenant shall not have any right to extend the Lease as to Suite 205 beyond the Extended Third Expansion Space Term; consequently, Section 8 of the Fourth Amendment shall be null and void.

3. Monthly Base Rent. During the Extended Third Expansion Space Term, Tenant shall pay monthly Base Rent for Suite 205 as follows:

Period of Extended Term	Monthly Base Rent
9/1/03 – 8/31/04	$3,891.33

4. Base Year. During the Extended Third Expansion Space Term, the Base Year shall remain the calendar year 2002.

5. Improvements to the Premises. Tenant acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.

6. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

7. Tenant Representations. Each person executing this Amendment on behalf of Tenant represents and warrants to Landlord that: (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located; (b) Tenant has full right and authority to enter into this Amendment and to perform all of Tenant’s obligations hereunder; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

8. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply during the Extended Term and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”: WXI/SAN REALTY, L.L.C., a Delaware limited liability company

By:	MRC Properties VI, L.L.C., a Delaware limited liability company

	By:	/s/ Ronald Lack
		Name:	RONALD LACK
		Title:	VICE PRESIDENT

“Tenant”: PLUMTREE SOFTWARE, INC., a Delaware corporation

*By:	/s/ Eric Borrmann
Print Name:	ERIC BORRMANN
Title:	CHIEF FINANCIAL OFFICER

*By:

Print Name:
Title:

*	NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A)	This Amendment must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B)	If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in the form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in the form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment.